Bandwidth Announces First Quarter 2021 Financial Results
First quarter total revenue of $113.5 million, up 66% year-over-year
First quarter CPaaS revenue of $100.1 million, up 69% year-over-year
First quarter dollar-based net retention rate of 125%

Raleigh, NC - May 5, 2021 - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the first quarter ended March 31, 2021.
“The first quarter marked a strong start to the year for Bandwidth, with CPaaS revenue growth of 69% year-over-year and dollar-based net retention rate of 125%. We are energized by our role enabling the innovation, creativity, and incredible scale unfolding in global enterprise communications, which we believe will drive Bandwidth's growth for years to come,” stated David Morken, Chief Executive Officer of Bandwidth. “Bandwidth is uniquely positioned to leverage our software-driven platform and our broad relationships across the industry and around the world to serve as a global leader for enterprise-grade cloud communications.”
First Quarter 2021 Financial Highlights
•Revenue: Total revenue for the first quarter of 2021 was $113.5 million, up 66% compared to $68.5 million in the first quarter of 2020. Within total revenue, CPaaS revenue was $100.1 million, up 69% compared to $59.1 million for the first quarter of 2020. Other revenue contributed the remaining $13.3 million for the first quarter of 2021. Other revenue was $9.4 million in the same period last year. Total, CPaaS and Other Revenue include $22.1 million, $21.1 million and $1.0 million, respectively, from Voxbone.
•Gross Profit: Gross profit for the first quarter of 2021 was $52.2 million, compared to $32.2 million for the first quarter of 2020. Gross margin for the first quarter of 2021 was 46%, compared to 47% for the first quarter of 2020. Non-GAAP gross profit for the first quarter of 2021 was $57.4 million, compared to $34.7 million for the first quarter of 2020. Non-GAAP gross margin was 51% for the first quarter of 2021 and the first quarter of 2020.
•Net Loss: Net loss for the first quarter of 2021 was $(5.3) million, or $(0.21) per share, based on 25.0 million weighted average shares outstanding. During the first quarter of 2020, net loss was $(1.1) million, or $(0.04) per share, based on 23.6 million weighted average shares outstanding.
•Non-GAAP Net Income: Non-GAAP net income for the first quarter of 2021 was $8.3 million, or $0.30 per share, based on 27.3 million weighted average diluted shares outstanding. This compares to Non-GAAP net income of $1.1 million, or $0.04 per share, based on 24.5 million weighted average diluted shares outstanding for the first quarter of 2020.
•Adjusted EBITDA: Adjusted EBITDA was $13.4 million for the first quarter of 2021, compared to $3.1 million for the first quarter of 2020.
Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

First Quarter 2021 Key Metrics
•The number of active CPaaS customers was 2,959 as of March 31, 2021, an increase of 64% from 1,808 on March 31, 2020. Active CPaaS customers in the current period include the contribution from Voxbone.
•The dollar-based net retention rate was 125% during the first quarter of 2021, compared to 126% during the first quarter of 2020. Voxbone results do not impact the calculation of this metric in the current period.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Chief Financial Officer Transition
The Company also announced plans for a transition in finance leadership. Jeff Hoffman, who has served as Bandwidth’s Chief Financial Officer since 2011, has informed the Company and its Board of Directors of his decision to leave the company. To ensure an orderly transition and continuity of operations, Hoffman will continue to serve as CFO through August 31, 2021 and will help the company launch a search for his replacement.
Financial Outlook
Bandwidth’s outlook assumes current business conditions, current foreign currency exchange rates and includes the impact of the Voxbone acquisition. Bandwidth is providing guidance for its second quarter and full year 2021 as follows:
•Second Quarter 2021 Guidance: CPaaS revenue is expected to be in the range of $101.2 million to $102.2 million. Total revenue is expected to be in the range of $116.0 million to $117.0 million. Non-GAAP earnings per share is expected to be in the range of $0.08 to $0.10 per share, using 26.8 million weighted average diluted shares outstanding.
•Full Year 2021 Guidance: CPaaS revenue is expected to be in the range of $417.6 million to $420.6 million. Total revenue is expected to be in the range of $473.1 million to $476.1 million. Non-GAAP earnings per share is expected to be in the range of $0.47 to $0.55 per share, using 27.0 million weighted average diluted shares outstanding.
Bandwidth has not reconciled its second quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the first quarter ended March 31, 2021. To access this call, dial (855) 327-6837 for the U.S. or Canada, or (631) 891-4304 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through May 12, 2021, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for callers outside the U.S. or Canada, and entering passcode 10014313.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a leading global enterprise cloud communications company. Companies like Cisco, Google, Microsoft, RingCentral, Uber, and Zoom use Bandwidth’s APIs to easily embed voice, messaging and emergency services into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own IP voice network. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the second quarter 2021 and full-year 2021, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options, vesting of restricted stock units and equity compensation, and expense resulting from recording the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2020	2021
Revenue	$68,518	$113,479
Cost of revenue	36,359	61,328
Gross profit	32,159	52,151
Operating expenses:
Research and development	9,530	13,333
Sales and marketing	9,417	11,992
General and administrative	16,096	26,863
Total operating expenses	35,043	52,188
Operating loss	(2,884)	(37)
Other expense, net	(906)	(5,611)
Loss before income taxes	(3,790)	(5,648)
Income tax benefit	2,732	332
Net loss	$(1,058)	$(5,316)

Earnings per share:
Net loss per share, basic and diluted	$(0.04)	$(0.21)
Weighted average number of common shares outstanding, basic and diluted	23,563,569	25,015,948

The Company recognized total stock-based compensation expense as follows:

	Three months ended March 31,
	2020	2021
Cost of revenue	$175	$72
Research and development	453	768
Sales and marketing	395	614
General and administrative	1,476	2,936
Total	$2,499	$4,390

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of March 31,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$72,163	$319,731
Restricted cash	9,274	9,527
Other investments	40,000	10,000
Accounts receivable, net of allowance for doubtful accounts	55,243	51,458
Prepaid expenses and other current assets	14,508	13,386
Deferred costs	2,411	2,572
Total current assets	193,599	406,674
Property and equipment, net	51,645	50,660
Operating right-of-use asset, net	19,491	18,008
Intangible assets, net	248,055	232,804
Deferred costs, non-current	3,604	3,795
Other long-term assets	1,975	2,029
Goodwill	372,239	356,379
Total assets	$890,608	$1,070,349
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,665	$9,360
Accrued expenses and other current liabilities	63,065	55,884
Current portion of deferred revenue	6,515	6,519
Advanced billings	5,429	4,242
Operating lease liability, current	5,515	5,594
Total current liabilities	92,189	81,599
Other liabilities	1,707	1,635
Operating lease liability, net of current portion	17,202	15,609
Deferred revenue, net of current portion	6,386	6,592
Deferred tax liability	61,005	57,328
Convertible senior notes	282,196	464,848
Total liabilities	460,685	627,611
Stockholders’ equity:
Class A and Class B common stock	24	25
Additional paid-in capital	451,463	492,778
Accumulated deficit	(49,505)	(54,821)
Accumulated other comprehensive income	27,941	4,756
Total stockholders’ equity	429,923	442,738
Total liabilities and stockholders’ equity	$890,608	$1,070,349

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2020	2021
Cash flows from operating activities
Net loss	$(1,058)	$(5,316)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	3,298	9,043
Right-of-use asset amortization	1,158	1,347
Amortization of debt discount and issuance costs	1,753	5,186
Stock-based compensation	2,499	4,390
Deferred taxes	(2,337)	(1,095)
Loss on disposal of property and equipment	233	201
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(6,899)	3,530
Prepaid expenses and other assets	(991)	925
Deferred costs	(396)	(352)
Accounts payable	304	1,387
Accrued expenses and other liabilities	(4,991)	(6,913)
Deferred revenue and advanced billings	1,105	(953)
Operating right-of-use liability	(1,285)	(1,371)
Net cash (used in) provided by operating activities	(7,607)	10,009
Cash flows from investing activities
Purchase of property and equipment	(3,638)	(6,781)
Capitalized software development costs	(790)	(1,103)
Proceeds from sales and maturities of other investments	—	30,000
Net cash (used in) provided by investing activities	(4,428)	22,116
Cash flows from financing activities
Payments on finance leases	—	(44)
Proceeds from issuance of convertible senior notes	400,000	250,000
Payment of debt issuance costs	(11,048)	(7,000)
Purchase of capped call	(43,320)	(25,500)
Proceeds from exercises of stock options	244	738
Value of equity awards withheld for tax liabilities	(960)	(2,900)
Net cash provided by financing activities	344,916	215,294
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25)	402
Net increase in cash, cash equivalents, and restricted cash	332,856	247,821
Cash, cash equivalents, and restricted cash, beginning of period	185,004	81,437
Cash, cash equivalents, and restricted cash, end of period	$517,860	$329,258

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended March 31,
	2020	2021
Consolidated Gross Profit	$32,159	$52,151
Consolidated Gross Profit Margin %	47%	46%
Depreciation	2,334	3,033
Amortization of acquired intangible assets	—	2,176
Stock-based compensation	175	72
Non-GAAP Gross Profit	$34,668	$57,432
Non-GAAP Gross Margin %	51%	51%
By Segment
CPaaS

	Three months ended March 31,
	2020	2021
CPaaS Gross Profit	$27,229	$46,465
CPaaS Gross Profit Margin %	46%	46%
Depreciation	2,334	3,033
Amortization of acquired intangible assets	—	2,176
Stock-based compensation	175	72
Non-GAAP CPaaS Gross Profit	$29,738	$51,746
Non-GAAP CPaaS Gross Margin %	50%	52%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended March 31,
	2020	2021

Net loss	$(1,058)	$(5,316)
Stock-based compensation	2,499	4,390
Amortization of acquired intangibles	130	4,868
Amortization of debt discount and issuance costs for convertible debt	1,735	5,167
Loss on disposal of property and equipment	233	201
Estimated tax effects of adjustments (1)	(1,160)	(1,068)
Valuation allowance (2)	—	61
Income tax benefit of equity compensation	(1,292)	—
Non-GAAP net income	$1,087	$8,303

Net loss per share
Basic	$(0.04)	$(0.21)
Diluted	$(0.04)	$(0.21)

Non-GAAP net income per Non-GAAP share
Basic	$0.05	$0.33
Diluted	$0.04	$0.30

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	23,563,569	25,015,948
Convertible debt conversion	—	1,812,134
Stock options issued and outstanding	735,837	207,541
Nonvested RSUs outstanding	220,802	259,520
Non-GAAP diluted shares	24,520,208	27,295,143
________________________
(1) The Non-GAAP tax-effect is determined using a blended rate of statutory tax rates in the jurisdictions where the Company has tax filings. When the Company has a valuation allowance recorded and no tax benefits will be recognized, the rate is considered to be zero. The rate was 25.2% and 7.3% for the three months ended March 31, 2020 and 2021, respectively.
(2) The Company recognized a tax expense of $0 and $61 to record a valuation allowance on U.S. deferred tax assets in for the three months ended March 31, 2020 and 2021, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended March 31,
	2020	2021
Net loss	$(1,058)	$(5,316)
Income tax benefit (1) (2)	(2,732)	(332)
Interest expense, net	859	5,410
Depreciation	3,168	4,176
Amortization	130	4,868
Stock-based compensation	2,499	4,390
Loss on disposal of property and equipment	233	201
Adjusted EBITDA	$3,099	$13,397
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $1,292 and $0 for the three months ended March 31, 2020 and 2021, respectively.
(2) Includes $0 and $61 of tax expense to record a valuation allowance on U.S. deferred tax assets for the three months ended March 31, 2020 and 2021, respectively.

Free Cash Flow

	Three months ended March 31,
	2020	2021
Net cash (used in) provided by operating activities	$(7,607)	$10,009
Net cash used in investing in capital assets (1)	(4,428)	(7,884)
Free cash flow	$(12,035)	$2,125
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contacts
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com